Exhibit 99.2
Dave Weidman, Chairman and CEO Steven Sterin, Senior Vice President and CFO Celanese 4Q 2007 Earnings Conference Call / Webcast Tuesday, February 5, 2008 10:00 a.m. ET 1

Celanese

Forward Looking Statements, Reconciliation and Use of Non-GAAP Measures to U.S. GAAP

Forward-Looking Statements

This presentation may contain "forward-looking statements," which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words "outlook," "forecast," "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this presentation. Numerous factors, many of which are beyond the company's control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP

This presentation reflects five performance measures, operating EBITDA, affiliate EBITDA, adjusted earnings per share, net debt and adjusted free cash flow, as non-U.S. GAAP measures. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for operating EBITDA is operating profit; for affiliate EBITDA is equity in net earnings of affiliates; for adjusted earnings per share is earnings per common share-diluted; for net debt is total debt; and for adjusted free cash flow is cash flow from operations.

Use of Non-U.S. GAAP Financial Information

- *Operating EBITDA, a measure used by management to measure performance, is defined as operating profit from continuing operations, plus equity in net earnings from affiliates, other income and depreciation and amortization, and further adjusted for other charges and adjustments. We provide guidance on operating EBITDA and are unable to reconcile forecasted operating EBITDA to a GAAP financial measure because a forecast of Other Charges and Adjustments is not practical. Our management believes operating EBITDA is useful to investors because it is one of the primary measures our management uses for its planning and budgeting processes and to monitor and evaluate financial and operating results. Operating EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to operating profit as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of operating EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, operating EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements nor does it represent the amount used in our debt covenants.*

- *Affiliate EBITDA, a measure used by management to measure performance of its equity investments, is defined as the proportional operating profit plus the proportional depreciation and amortization of its equity investments. Affiliate EBITDA, including Celanese Proportional Share of affiliate information on Table 8, is not a recognized term under U.S. GAAP and is not meant to be an alternative to operating cash flow of the equity investments. The company has determined that it does not have sufficient ownership for operating control of these investments to consider their results on a consolidated basis. The company believes that investors should consider affiliate EBITDA when determining the equity investments' overall value in the company.*

- *Adjusted earnings per share is a measure used by management to measure performance. It is defined as net earnings (loss) available to common shareholders plus preferred dividends, adjusted for other charges and adjustments, and divided by the number of basic common shares, diluted preferred shares, and options valued using the treasury method. We provide guidance on an adjusted earnings per share basis and are unable to reconcile forecasted adjusted earnings per share to a GAAP financial measure because a forecast of Other Items is not practical. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information.*

- *Net debt is defined as total debt less cash and cash equivalents. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's capital structure. Our management and credit analysts use net debt to evaluate the company's capital structure and assess credit quality. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information.*

- *Adjusted free cash flow is defined as cash flow from operations less capital expenditures, other productive asset purchases, operating cash from discontinued operations and certain other charges. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's cash flow. Our management and credit analysts use adjusted free cash flow to evaluate the company's liquidity and assess credit quality. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information.*

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Dave Weidman Chairman and Chief Executive Officer 3

Celanese Corporation 4Q and Full Year 2007 Highlights in millions (except EPS) 4th Qtr 2007 4th Qtr 2006 FY 2007 FY 2006 Net Sales $1,760 $1,430 $6,444 $5,778 Operating Profit $324 $140 $748 $620 Adjusted EPS $0.93 $0.61 $3.42 $2.62 Operating EBITDA $349 $269 $1,325 $1,144 Note: All figures exclude results of the divested Oxo Alcohol business. The results of the discontinued Edmonton Methanol business have only been excluded from Net Sales and Operating Profit. FY 2007 net sales increased 12% Improved pricing and favorable currency effects more than offset volume losses related to Clear Lake outage Operating profit up 21% to $748 million Adjusted EPS up 31% to $3.42/share Operating EBITDA increased 16% to $1,325 Additional sales and earnings contributed by acquisition of APL Discontinued Methanol production contributed $0.13 per share and $31 million in Operating EBITDA in the year 4Q 2007 FY 2007 4Q net sales increased 23% Higher pricing on continued strong demand for Acetyl Intermediates and Consumer and Industrial Specialties Continued volume increases in Advanced Engineered Materials Favorable currency impacts Operating profit more than doubled to $324 million Adjusted EPS up 52% to $0.93/share Operating EBITDA increased to $349 4

2008 Business Outlook Continued strong global demand Incremental acetic acid volume associated with China expansion VAM and acetic anhydride production scheduled to begin in Nanjing Prices expected to adjust in 2008 Acetyl Intermediates Volume growth >2x GDP across both transportation and non-transportation applications Continued high energy and raw material costs expected to pressure margins Significant progress expected in Nanjing production capabilities Advanced Engineered Materials Synergy capture from APL integration Strong underlying business fundamentals Consumer Specialties High raw material costs continue Realize benefits from revitalization efforts Industrial Specialties 2008 Guidance: Adjusted EPS $3.40 to $3.70 Operating EBITDA $1,290 to $1,360 million Forecasted 2008 adjusted tax rate of 26% 5

Committed to Delivering Value Creation $350 - $400 million increased EBITDA profile plus EPS potential by 2010 Group Asia Revitalization Innovation Organic Balance Sheet Operational Excellence EBITDA Impact Consumer and Industrial Specialties X X X X >$100MM Advanced Engineered Materials X X X X >$100MM Acetyl Intermediates X X X >$100MM Celanese Corporate X X Incremental EPS Primary Growth Focus Operating EBITDA EPS 6

Steven Sterin Senior Vice President and CFO 7

Celanese Corporation Financial Highlights in millions (except EPS) 4th Qtr 2007 4th Qtr 2006 FY 2007 FY 2006 Net Sales $1,760 $1,430 $6,444 $5,778 Operating Profit $324 $140 $748 $620 Net Earnings $214 $77 $426 $406 Special Items Other Charges/Adjustments ($93) $15 $113 $92 Adjusted EPS $0.93 $0.61 $3.42 $2.62 Effective Tax Rate 28% 25% 28% 26% Diluted Share Basis 168.6 172.5 171.2 171.8 Operating EBITDA $349 $269 $1,325 $1,144 8

in millions 4th Qtr 2007 4th Qtr 2006 FY 2007 FY 2006 Net Sales $253 $224 $1,030 $915 Operating EBITDA $45 $58 $252 $260 Advanced Engineered Materials Fourth Quarter 2007: Net sales increase driven primarily by strong volume growth (8%) and positive currency effects (6%) Higher raw material and energy costs and lower pricing due to product mix more than offset volume growth Overall lower earnings from equity affiliates and continued high input cost pressures drove decreased Operating EBITDA 9

Fourth Quarter 2007: Increase in net sales for the quarter primarily the result of $62 million contribution from APL Operating EBITDA improvement driven by higher overall volumes and pricing as well as incremental earnings from APL Consumer Specialties in millions 4th Qtr 2007 4th Qtr 2006 FY 2007 FY 2006 Net Sales $279 $224 $1,111 $876 Operating EBITDA $57 $53 $274 $228 10

Fourth Quarter 2007: Increase in net sales primarily driven by favorable pricing and currency effects Higher pricing on strong demand offset raw material cost pressures contributing to improved Operating EBITDA for the quarter Industrial Specialties in millions 4th Qtr 2007 4th Qtr 2006 FY 2007 FY 2006 Net Sales $331 $309 $1,346 $1,281 Operating EBITDA $41 $25 $119 $118 11

Acetyl Intermediates in millions 4th Qtr 2007 4th Qtr 2006 FY 2007 FY 2006 Net Sales $1,083 $831 $3,615 $3,351 Operating EBITDA $231 $169 $762 $672 Fourth Quarter 2007: Higher pricing, additional volumes from Nanjing unit and favorable currency effects drove record sales Favorable supply/demand economics, industry production outages and strong demand sustained higher pricing for acetic acid and VAM Operating EBITDA includes increased dividends from the Ibn Sina cost affiliate 12

4Q 2006 4Q 2007 FY 2006 FY 2007 4Q 2006 4Q 2007 FY 2006 FY 2007 Earnings - Equity Investments 23 17 76 82 Dividends - Cost Investments 17 23 79 116 4Q 2007: Earnings impact relatively flat for the period; Decreased cash flows due to special dividend from Polyplastics in 4Q 2006 FY 2007: Increased earnings driven primarily by higher cost dividends from China Acetate ventures and Ibn Sina affiliate Operating EBITDA of $1,325 excludes ~$93 million of proportional Affiliate EBITDA FY 2008: Affiliate earnings1 expected to be between $175 - $185 million Income Statement Cash Flow Affiliates Continue to Deliver Value 1Cost dividends and equity earnings. Note: All figures exclude results of the divested Oxo Alcohol business. 13

Continued Strong Cash Generation Adjusted Free Cash Flow Adjusted Free Cash Flow Adjusted Free Cash Flow in millions FY 2007 FY 2006 Net cash provided by operating activities $566 $751 Adjustments to operating cash for discontinued operations $84 ($10) Net cash provided by operating activities from continuing operations $650 $741 Less: Capital expenditures $288 $244 Add: Other charges and other adjustments1 $23 ($41) Adjusted Free Cash Flow $385 $456 Factors contributing to strong cash generation during 2007: Strong operating performance Continued commitment and increased investment in Asia 2007 cash flows from operations included ~$90 million in additional cash taxes 1Amounts primarily associated with the long-term management compensation plan payment in 2007 and the cash outflows for purchases of other productive assets that are classified as 'investing activities' for U.S. GAAP purposes. 14

2008 Guidance Affiliate Income1 $175 - $185 million Net Interest2 $200 - $210 million Depreciation and Amortization $300 - $310 million Share Count 169 million Estimated Adjusted Tax Rate for Adjusted EPS 26% Cash Taxes $100 - $120 million Capital Expenditure $280 - $300 million 2008 Updated Guidance 2008 Updated Guidance 2008 Updated Guidance Adjusted EPS Operating EBITDA ($MM) Current $3.40 - $3.70 $1,290 - $1,360 Previous $3.35 - $3.65 $1,280 - $1,350 1Cost dividends and equity earnings. 2Net cash interest and interest expense. 15

Appendix 16

4Q 2007 Other Charges and Other Adjustments by Segment in millions AEM CS IS AI Other Total Employee termination benefits - - $1 $4 - $5 Plant/office closures - - $2 $5 - $7 Insurance recoveries associated with plumbing cases ($2) - - - - ($2) Insurance recoveries associated with Clear Lake - ($5) ($7) ($63) $35 ($40) Resolution of commercial disputes - - - ($31) - ($31) Ticona Kelsterbach relocation $1 - - - - $1 Other - $1 $1 ($2) - - Total other charges ($1) ($4) ($3) ($87) $35 ($60) Business optimization $1 - - - $7 $8 Edmonton sale - ($22) - ($12) - ($34) Other ($10) ($1) $2 $2 - ($7) Total other adjustments ($9) ($23) $2 ($10) $7 ($33) Total other charges and other adjustments ($10) ($27) ($1) ($97) $42 ($93) 17

Reg G: Reconciliation of Adjusted EPS 18 (in $ millions, except per share data) 2007 2006 2007 2006 Earnings from continuing operations before tax and minority interests 313 125 447 526 Non-GAAP Adjustments: Other charges and other adjustments 1 (93) 15 113 92 Refinancing costs - - 254 - Adjusted earnings from continuing operations before tax and minority interests 220 140 814 618 Income tax provision on adjusted earnings 2 (62) (35) (228) (163) Minority interests (1) (1) (1) (4) Adjusted earnings from continuing operations 157 104 585 451 Preferred dividends (3) (2) (10) (10) Adjusted net earnings available to common shareholders 154 102 575 441 Add back: Preferred dividends 3 2 10 10 Adjusted net earnings for adjusted EPS 157 104 585 451 Diluted shares (millions) Weighted average shares outstanding 151.7 158.7 154.5 158.6 Assumed conversion of Preferred Shares 12.0 12.0 12.0 12.0 Assumed conversion of Restricted Stock 0.6 - 0.4 - Assumed conversion of stock options 4.3 1.8 4.3 1.2 Total diluted shares 168.6 172.5 171.2 171.8 Adjusted EPS 0.93 0.61 3.42 2.62 1 See Table 7 for details 2 The adjusted tax rate for the three and twelve months ended December 31, 2007 is 28% based on the original full year 2007 guidance. Twelve Months Ended December 31, Three Months Ended December 31, Adjusted Earnings Per Share - Reconciliation of a Non-U.S. GAAP Measure

Reg G: Reconciliation of Net Debt 19 Net Debt - Reconciliation of a Non-U.S. GAAP Measure December 31, December 31, (in $ millions) 2007 2006 Short-term borrowings and current installments of long-term debt - third party and affiliates 272 309 Long-term debt 3,284 3,189 Total debt 3,556 3,498 Less: Cash and cash equivalents 825 791 Net Debt 2,731 2,707 Net Debt - Reconciliation of a Non-U.S. GAAP Measure

Celanese

Reg G: Other Charges and Other Adjustments

Other Charges and Other Adjustments

Other Charges:

(in $ millions)	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006
Employee termination benefits	5	1	32	12
Plant/office closures	7	(1)	11	(1)
Insurance recoveries associated with plumbing cases	(2)	(2)	(4)	(5)
Insurance recoveries associated with Clear Lake, Texas	(40)	-	(40)	-
Resolution of commercial disputes with a vendor	(31)	-	(31)	-
Deferred compensation triggered by Exit Event	-	-	74	-
Asset impairments	-	-	9	-
Ticona Kelsterbach plant relocation	1	-	5	-
Other	-	-	2	4
Total	(60)	(2)	58	10

Other Adjustments: [1]

(in $ millions)	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006
Executive severance & other costs related to Squeeze-Out	-	2	-	30
Ethylene pipeline exit costs	-	-	10	-
Business optimization	8	8	18	12
Foreign exchange loss related to refinancing transaction	-	-	22	-
Loss on AT Plastics films sale	-	-	7	-
Discontinued methanol production [2]	-	16	31	52
Gain on disposal of investment (Pemeas)	-	(11)	-	(11)
Gain on Edmonton sale	(34)	-	(34)	-
Other	(7)	2	1	(1)
Total	(33)	17	55	82
Total other charges and other adjustments	(93)	15	113	92

[1] *These items are included in net earnings but not included in other charges.*

[2] *Adjusted earnings per share included earnings from its discontinued methanol production which was included in the company's 2007 guidance.*

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Reg G: Reconciliation of Operating EBITDA

Celanese

Segment Data and Reconciliation of Operating Profit (Loss) to Operating EBITDA - a Non-U.S. GAAP Measure

(in $ millions)	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006
Net Sales				
Advanced Engineered Materials	**253**	224	**1,030**	915
Consumer Specialties	**279**	224	**1,111**	876
Industrial Specialties	**331**	309	**1,346**	1,281
Acetyl Intermediates	**1,083**	831	**3,615**	3,351
Other Activities [1]	**-**	6	**2**	22
Intersegment eliminations	**(186)**	(164)	**(660)**	(667)
Total	**1,760**	**1,430**	**6,444**	**5,778**
Operating Profit (Loss)				
Advanced Engineered Materials	**30**	29	**133**	145
Consumer Specialties	**69**	41	**199**	165
Industrial Specialties	**26**	9	**28**	44
Acetyl Intermediates	**276**	107	**616**	456
Other Activities [1]	**(77)**	(46)	**(228)**	(190)
Total	**324**	**140**	**748**	**620**
Equity Earnings and Other Income/(Expense) [2]				
Advanced Engineered Materials	**7**	13	**55**	55
Consumer Specialties	**3**	2	**40**	24
Industrial Specialties	**-**	-	**-**	(1)
Acetyl Intermediates	**27**	23	**78**	63
Other Activities [1]	**8**	12	**-**	22
Total	**45**	**50**	**173**	**163**
Other Charges and Other Adjustments [3]				
Advanced Engineered Materials	**(10)**	(1)	**(5)**	(5)
Consumer Specialties	**(27)**	-	**(16)**	-
Industrial Specialties	**(1)**	2	**32**	16
Acetyl Intermediates	**(97)**	16	**(38)**	52
Other Activities [1]	**42**	(2)	**140**	29
Total	**(93)**	**15**	**113**	**92**
Depreciation and Amortization Expense				
Advanced Engineered Materials	**18**	17	**69**	65
Consumer Specialties	**12**	10	**51**	39
Industrial Specialties	**16**	14	**59**	59
Acetyl Intermediates	**25**	23	**106**	101
Other Activities [1]	**2**	-	**6**	5
Total	**73**	**64**	**291**	**269**
Operating EBITDA				
Advanced Engineered Materials	**45**	58	**252**	260
Consumer Specialties	**57**	53	**274**	228
Industrial Specialties	**41**	25	**119**	118
Acetyl Intermediates	**231**	169	**762**	672
Other Activities [1]	**(25)**	(36)	**(82)**	(134)
Total	**349**	**269**	**1,325**	**1,144**

[1] *Other Activities primarily includes corporate selling, general and administrative expenses and the results from captive insurance companies. The 2007 Operating Profit (Loss) and Other Charges and Other Adjustments amounts include deductible associated with insurance recovery.*

[2] *Includes equity earnings from affiliates, dividends from cost investments and other income/(expense).*

[3] *Excludes adjustments to minority interest, net interest, taxes, depreciation, amortization and discontinued operations (See Table 7).*

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Celanese

Reg G: Equity Affiliate Preliminary Results and Celanese Proportional Share- Unaudited

Equity Affiliate Preliminary Results - Total - Unaudited

(in $ millions)	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006
Net Sales				
Ticona Affiliates[1]	336	310	1,270	1,172
Infraserv[2]	623	381	1,798	1,391
Total	959	691	3,068	2,563
Operating Profit				
Ticona Affiliates	40	41	188	171
Infraserv	26	13	87	60
Total	66	54	275	231
Depreciation and Amortization				
Ticona Affiliates	17	16	56	51
Infraserv	26	22	87	81
Total	43	38	143	132
Affiliate EBITDA[3]				
Ticona Affiliates	57	57	244	222
Infraserv	52	35	174	141
Total	109	92	418	363
Net Income				
Ticona Affiliates	21	27	119	112
Infraserv	20	15	79	53
Total	41	42	198	165
Net Debt				
Ticona Affiliates	208	25	208	25
Infraserv	39	25	39	25
Total	247	50	247	50

Equity Affiliate Preliminary Results - Celanese Proportional Share - Unaudited[4]

(in $ millions)	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006
Net Sales				
Ticona Affiliates	155	143	587	542
Infraserv	199	124	587	518
Total	354	267	1,174	1,060
Operating Profit				
Ticona Affiliates	19	19	89	81
Infraserv	9	5	29	21
Total	28	24	118	102
Depreciation and Amortization				
Ticona Affiliates	8	7	26	24
Infraserv	11	6	31	25
Total	19	13	57	49
Affiliate EBITDA[3]				
Ticona Affiliates	27	26	115	104
Infraserv	20	11	59	45
Total	47	37	174	149
Equity in net earnings of affiliates (as reported on the Income Statement)				
Ticona Affiliates	9	13	56	52
Infraserv	7	7	25	21
Other[5]	1	3	1	3
Total	17	23	82	76
Affiliate EBITDA in excess of Equity in net earnings of affiliates[6]				
Ticona Affiliates	18	13	59	52
Infraserv	13	4	34	24
Total	31	17	93	76
Net Debt				
Ticona Affiliates	96	11	96	11
Infraserv	15	11	15	11
Total	111	22	111	22

[1] Ticona Affiliates includes PolyPlastics (45% ownership), Korean Engineering Plastics (50%) and Fortron Industries(50%)

[2] Infraserv includes Infraserv Entities valued as equity investments (Infraserv Hochst Group - 31% ownership, Infraserv Gendorf - 39% and Infraserv Knapsack 27%)

[3] Affiliate EBITDA is the sum of Operating Profit and Depreciation and Amortization, a non-U.S. GAAP measure

[4] Calculated as the product of figures from the above table times Celanese ownership percentage

[5] This represents liquidating dividends from Clear Lake Methanol Partners

[6] Product of Celanese proportion of Affiliate EBITDA less Equity in net earnings of affiliates; not included in Celanese operating EBITDA

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